AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY MUNICIPAL TRUST
AMERICAN CENTURY GOVERNMENT INCOME TRUST
AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
AMERICAN CENTURY TARGET MATURITIES TRUST
AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
(collectively, the “Funds”)
I, Ward D. Stauffer, Secretary of the Funds, do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors or Trustees, as appropriate, of the Funds effective July 1, 2021, and that such resolution has not been rescinded or modified and is not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the Funds.

WHEREAS:
•Pursuant to a duly-executed Power of Attorney, the Directors/Trustees and certain officers of American Century Investment Trust, American Century California Tax-Free and Municipal Funds, American Century Municipal Trust, American Century Government Income Trust, American Century Target Maturities Trust, American Century Quantitative Equity Funds, Inc., American Century International Bond Funds, and American Century Variable Portfolios II, Inc. (collectively, the “Funds”) have appointed Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Vincent M. Lewis, Kathleen Gunja Nelson each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other related documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.
•Such attorneys-in-fact may, from time to time, sign documents, including registration statements, amendments or supplements thereto and instruments in connection therewith, on behalf of directors/trustees and officers who have appointed them.
RESOLVED, that the Directors/Trustees hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements, amendments or supplements thereto and instruments in connection therewith, pursuant to the Power of Attorney so executed by the Directors/Trustees and certain officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand effective as of the 1st day of July 2021.

                        /s/ Ward D. Stauffer
                        Ward D. Stauffer
                        Secretary